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                                    EXHIBIT 5

                            OPINION OF KUTAK ROCK LLP

                                 July 19, 2000

Board of Directors
Transgenomic, Inc.
5600 South 42nd Street
Omaha, NE  68107

  Re: Transgenomic, Inc. Registration Statement on Form S-8 for up to 6,000,000
      Shares of Common Stock Issuable Under the Second Amended and Restated 1997 Stock Option Plan

Ladies and Gentlemen:

         We have acted as counsel to Transgenomic, Inc., a Delaware corporation (the "Company") in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 6,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to the exercise of options which may be granted to directors, employees and advisors of the Company under the terms of the Company's Second Amended and Restated 1997 Stock Option Plan, as they may be further amended from time to time (the "Plan").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K. In rendering this opinion, we have reviewed the Company's charter documents, the Plan and the corporate proceedings taken by the Company in connection with the establishment and administration of the Plan. Based on, and subject to the foregoing, it is our opinion that the shares of Common Stock, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and nonassessable.


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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Common Stock.

                                                Sincerely,

                                                /s/ KUTAK ROCK LLP